UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Appvion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 31, 2013, Appvion, Inc. (the “Company”) issued a press release announcing the commencement of a cash tender offer (the “Tender Offer”) for any and all of its outstanding (i) 9.75% Senior Subordinated Notes due 2014 (CUSIP No. 038101AH4), (ii) 10.50% Senior Secured Notes due 2015 (CUSIP No. 038101AL5 and U03798AE2) (the “First Lien Notes”) and (iii) 11.25% Second Lien Notes due 2015 (CUSIP No. 038101AK7 and 038101AM3) (the “Second Lien Notes”).

In conjunction with the Tender Offer, the Company is also soliciting consents (the “Consent Solicitation”) of holders of the First Lien Notes and the Second Lien Notes to effect certain proposed amendments to (i) the First Lien Notes and the indenture governing the First Lien Notes dated as of February 8, 2010 and (ii) the Second Lien Notes and the indenture governing the Second Lien Notes dated as of September 30, 2009, as supplemented by First Supplemental Indenture, dated as of January 29, 2010, that, among other things, would eliminate substantially all of the restrictive covenants and certain events of default contained therein, relieve the Company of certain of its obligations relating to merger, consolidation, or sale of assets, release all of the collateral securing the First Lien Notes and the Second Lien Notes, and modify certain other related provisions contained in the indentures. The Consent Solicitation will not amend the Senior Subordinated Notes or the indenture governing the Senior Subordinated Notes dated as of June 11, 2004.

A copy of the press release announcing the Tender Offer and Consent Solicitation is filed as Exhibit 99.1 with this current report and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit 99.1 Press Release, dated May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013

Appvion, Inc.

By:	/s/ Thomas J. Ferree
Name:	Thomas J. Ferree
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 31, 2013